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                                                                EXHIBIT 12(a)(1)

                        WILLIAMS CAPITAL MANAGEMENT TRUST

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

     I.   COVERED OFFICERS/PURPOSE OF THE CODE

          This Code of Ethics (the "Code") shall apply to the Williams Capital Management Trust's (the "Trust") Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions (the "Covered Officers," each of whom is named in Exhibit A attached hereto) for the purpose of promoting:

     - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust;

     - compliance with applicable laws and governmental rules and regulations;

     - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     -    accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

          OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Trust. Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Trust. All Covered Officers should conduct themselves such that a reasonable observer would have no grounds for belief that a conflict of interest exists. Covered Officers are not permitted to self-deal or otherwise to use their positions with the Trust to further their own or any other related person's business opportunities.

          This Code does not, and is not intended to, repeat or replace the programs and procedures or codes of ethics of the Trust's investment adviser or distributor.

          Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and its service

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     providers, including investment adviser, of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust, the investment adviser, or other service providers), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust and its service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended ("Investment Company Act") and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"), such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust's Board of Trustees (the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

          The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

                                   *  *  *  *

     Each Covered Officer must not:

     - use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

     - cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust; or

     - retaliate against any other Covered Officer or any employee of the Trust or their affiliated persons for reports of potential violations by the Trust of applicable rules and regulations that are made in good faith.

          Each Covered Officer must discuss certain material conflict of interest situations with the Trust's Audit Committee. Examples of such situations include:

     - service as a director, trustee, general partner, or officer of any unaffiliated business organization. This rule does not apply to charitable, civic, religious, public, political, or social organizations, the activities of which do not conflict with the interests of the Trust;

     -    the receipt of any non-nominal gifts;

     - the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as raise any question of impropriety;

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     -    any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its investment adviser, principal underwriter, administrator, transfer agent, custodian or any affiliated person thereof; and

     - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.      DISCLOSURE AND COMPLIANCE

     - Each Covered Officer should familiarize himself or herself with the disclosure requirements generally applicable to the Trust.

     - Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trust's Board, Trust's Audit Committee and the Trust's independent auditors, and to governmental regulators and self-regulators and self-regulatory organizations.

     - Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust and its service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust.

     - It is the responsibility of each Covered Officer to promote and encourage professional integrity in all aspects of the Trust's operations.

IV.       REPORTING AND ACCOUNTABILITY

          Each Covered Officer must:

     - upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Exhibit B to the Trust's compliance officer affirming that he or she has received, read, and understands the Code;

     - annually sign and return a report in the form of Exhibit C to the Trust's compliance officer as an affirmation that he or she has complied with the requirements of the Code; and

     - notify the Trust's Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

          The Trust's Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation including any approvals or waivers sought by the Covered Persons.

          The Audit Committee will follow these procedures in investigating and enforcing this Code:

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     -    The Audit Committee will take all appropriate actions to investigate any potential violations reported to the Committee.

     - If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action.

     - Any matter that the Audit Committee believes is a violation of this Code will be reported to the full Board.

     - If the Board concurs that a violation has occurred, it will notify the appropriate personnel of the applicable service provider and may dismiss the Covered Officer as an officer of the Trust.

     - The Audit Committee will be responsible for granting waivers of provisions of this Code, as appropriate.

     - Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.        OTHER POLICIES AND PROCEDURES

          This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Trust's investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust's, investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and the investment adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.       AMENDMENTS

          Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent Trustees.

VII.      CONFIDENTIALITY

          All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trust's Board or Audit Committee.

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VIII.     INTERNAL USE

          The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.

     Date: September 29, 2003

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                                    EXHIBIT A

                     PERSONS COVERED BY THIS CODE OF ETHICS:

                                 Dail St. Claire
                                    President

                             Christopher J. Williams
                                    Treasurer

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                                    EXHIBIT B

                           INITIAL CERTIFICATION FORM

          This is to certify that I have read and understood the Code of Ethics for Principal Executive and Senior Financial Officers of Williams Capital Management Trust, dated September 29, 2003, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

          Please sign your name here:  ___________________________________

          Please print your name here: ___________________________________

          Please date here: ______________________________________________

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                                    EXHIBIT C

                            ANNUAL CERTIFICATION FORM

          This is to certify that I have read and understood the Code of Ethics for Principal Executive and Senior Financial Officers of Williams Capital Management Trust, dated September 29, 2003 (the "Code"), and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

          This is to further certify that I have complied with the requirements of the Code during the period of _____________ through ____________.

          Please sign your name here:  ___________________________________

          Please print your name here: ___________________________________

          Please date here: ______________________________________________

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                                                                EXHIBIT 12(a)(2)

                                 CERTIFICATIONS

I, Dail St. Claire, certify that:

1.    I have reviewed this report on Form N-CSR of Williams Capital Management
      Trust;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the most recent fiscal quarter of the period covered by this report that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Dail St. Claire
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Dail St. Claire
Principal Executive Officer
Date: December 27, 2004